UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2013

usell.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 East 33rd Street, Suite 1101 New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 213-6805

Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 18, 2013, usell.com, Inc. (the “Company”) appointed Steven Rubin and Gerald Unterman as strategic advisors of the Company.

Mr. Rubin has served as Executive Vice President – Administration of OPKO Health, Inc. (OPKO) since May 2007 and as a director of OPKO Health, Inc. since February 2007. Mr. Rubin served as the Senior Vice President, General Counsel and Secretary of IVAX from August 2001 until September 2006. Mr. Rubin currently serves on the Board of Directors of Safestitch Medical, Inc. (OTCQB:SFES), a medical device company, Tiger Media, Inc., (NYSE MKT:IDI), a multi-platform billboard and advertising company in China, PROLOR (NYSE MKT: PBTH), a development stage biopharmaceutical company, Kidville, Inc. (OTCBB:KVIL), which operates large, upscale facilities, catering to newborns through five-year-old children and their families and offers a wide range of developmental classes for newborns to 5 year olds, Non-Invasive Monitoring Systems, Inc. (OTCBB:NIMU), a medical device company, Tiger X Medical, Inc. (OTCBB:CDOM), previously an early-stage orthopedic medical device company specializing in designing, developing and marketing reconstructive joint devices and spinal surgical devices, Castle Brands, Inc. (NYSE MKT:ROX), a developer and marketer of premium brand spirits, and Neovasc, Inc. (TSXV:NVC), a company developing and marketing medical specialty vascular devices. Mr. Rubin brings extensive leadership, business, and legal experience, as well as tremendous knowledge of our business to the Board. He has advised numerous companies in several aspects of business, regulatory, transactional, and legal affairs for more than 25 years. His experience as a practicing lawyer, general counsel, and board member to multiple public companies, that has given him broad understanding and expertise, particularly relating to strategic planning and acquisitions.

Mr. Unterman, a pioneer investor in the high-yield and convertible bond markets, started his investment career at Standard & Poor’s Corporation in 1972 where he progressed to the position of Senior Vice President of the Corporate Industrial Bond Department. In 1981, Mr. Unterman left S&P to join First Investors Corporation, managing one of the first high-yield bond mutual funds in the country, and then went on to form Gem Capital Management in 1990, a privately held investment management firm, specializing in the management of high-yield and convertible bond, and special-situation equity portfolios for corporations, municipalities, and high net worth individuals. In 2008, Mr. Unterman sold Gem Capital to another money management firm and stayed on to help with the transition until 2010. Today, Mr. Unterman continues to manage portfolios for himself and family members using the same investment strategies that he utilized during his over 30 years of active investment management career.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USELL.COM, INC.

Date: October 18, 2013	By:	/s/ Daniel Brauser
	Name: Title:	Daniel Brauser Chief Executive Officer